UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2013

CENTURY PROPERTIES GROWTH FUND XXII, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-13418	94-2939418
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Century Properties Growth Fund XXII, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in Wood Creek CPGF 22, L.P., a Delaware limited partnership (the “Partnership”). The Partnership owned Wood Creek Apartments (“Wood Creek”), a 432-unit apartment complex located in Mesa, Arizona. On August 29, 2013, the Partnership sold Wood Creek to a third party, Hamilton Zanze & Company, a California corporation (the “Purchaser”), for a total sales price of $34,000,000, less credits to the Purchaser of $1,975,000 for capital improvements and approximately $183,000 as a loan prepayment premium waiver. Wood Creek was the Partnership’s sole investment property and the Registrant’s interest in the Partnership was its sole remaining investment.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s managing general partner has completed an evaluation of the cash requirements of the Registrant and accordingly, will distribute approximately $10,300,000 of the net sale proceeds to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII, LP

By:  FOX PARTNERS IV

General Partner

By:  FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: September 5, 2013